Exhibit 23

[Letterhead]
Deloitte & Touche LLP
111S. Wacker Drive
Chicago, Illinois 60606

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 2-62630, 2-76637, 2-90384, 33-15949, 33-24397, 33-44294, 33-49740, 33-49742, 33-49762, 33-55551, 33-55549, 333-01477, 333-62665, 333-62669, 333-46790, and 333-103757 of Deere & Company and subsidiaries (“Deere & Company”) on Form S-8 and in Registration Statement No. 333-92134 of Deere & Company on Form S-3 of our report dated December 16, 2005, relating to the financial statements and financial statement schedule of Deere & Company, and management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Deere & Company for the year ended October 31, 2005, and to the reference to us under the heading “Experts” in the Prospectuses, which are part of such Registration Statements.

DELOITTE & TOUCHE LLP

Chicago, Illinois

December 16, 2005

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